As filed with the Securities and Exchange Commission on July 16, 2025

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Mobile-health Network Solutions

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

+65 6222 5223

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name, address, and telephone number of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

+1 212 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus covering the potential offering, issuance, and sale by us of up to $300 million of our class A ordinary shares, debt securities, warrants, and units; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale by us of our Class A Ordinary Shares having a maximum aggregate offering price of up to $300,000,000 that may be issued and sold under the sales agreement (the “Sales Agreement”) dated July 15, 2025 with A.G.P./Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus, which specifies the terms of our class A ordinary shares to be sold under the Sales Agreement, immediately follows the base prospectus. The class A ordinary shares that may be offered, issued, and sold under the sales agreement prospectus is included in the $300 million of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the Sales Agreement, any portion of the $300,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 16, 2025

Mobile-health Network Solutions

$300,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Units

This prospectus relates to the offer and sale of our Class A ordinary shares, par value US$0.000032 per share (“Class A Ordinary Shares”), debt securities, warrants to purchase Class A Ordinary Shares or debt securities, or units consisting of Class A Ordinary Shares, or debt securities, or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. Unless otherwise indicated, reference to dollars shall mean United States dollars.

Each time we offer and sell the securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MNDR.” On July 9, 2025, the last reported sales price of our Class A Ordinary Shares was $1.131 per share.

Our issued and outstanding share capital consists of 4,072,128 Class A Ordinary Shares and 1,459,438 Class B Ordinary Shares. Siaw Tun Mine, Siaw Tung Yeng, and Teoh Pui Pui beneficially own all of our then issued and outstanding Class B Ordinary Shares. These Class B Ordinary Shares constitute approximately 26% of our total issued and outstanding share capital and approximately 78% of the aggregate voting power of our total issued and outstanding share capital. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of our Class A Ordinary Share is entitled to one vote per share. Each holder of our Class B Ordinary Share is entitled to 10 votes per share. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B Ordinary Shares are convertible at any time into Class A Ordinary Shares on a one-for-one basis by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder thereof or a change of ultimate beneficial ownership of any Class B Ordinary Shares to any person other than an affiliate of such person or a beneficial owner of Class B Ordinary Shares, such Class B Ordinary Shares are automatically and immediately converted into the same number of Class A Ordinary Shares.

As of July 9, 2025, the aggregate market value worldwide of our outstanding Class A Ordinary Shares held by non-affiliates was approximately $3,761,845, based on 4,072,128 Class A Ordinary Shares outstanding, of which 3,326,123 Class A Ordinary Shares were held by non-affiliates, and a per share price of $1.131 based on the closing sale price of the Class A Ordinary Shares on Nasdaq on July 9, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

When we refer to “MNDR,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Mobile-health Network Solutions, an exempted company incorporated with limited liability in the Cayman Islands, and its consolidated subsidiaries, unless otherwise specified.

Unless otherwise specified in an applicable prospectus supplement, our debt securities, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Operating and Financial Review And Prospects,” and “Information on the Company” included in our annual report on Form 20-F/A for the year ended June 30, 2024 filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2024 (the “2024 Annual Report”), and our Current Report on Form 6-K furnished to the SEC on June 13, 2025 (the “2024 Interim Results”), which documents are incorporated by reference into this prospectus.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our 2024 Annual Report, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We do not undertake and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find Additional Information” and/or “Incorporation of Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of  (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed in “Where You Can Find Additional Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	Our Annual Report (Amendment) on Form 20-F/A for the year ended June 30, 2024 (the “2024 Annual Report”), filed with the SEC on October 29, 2024;

●	Our Current Reports on Form 6-K furnished to the SEC on December 26, 2024, January 17, 2025, February 4, 2025, February 19, 2025, March 6, 2025, March 26, 2025, May 5, 2025, June 6, 2025, and June 6, 2025, June 16, 2025 (the June 13, 2025 Form 6-K is referred to as the “2024 Interim Results”); and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A12B filed with the SEC on March 25, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.

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All subsequent annual reports filed on Form 20-F after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus. In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website https://manadr.com/ as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

Mobile-health Network Solutions

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

Siaw Tung Yeng, Co-Chief Executive Officer and Director

Telephone: +65 6222 5223

Email: drsiaw@manadr.com

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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OUR COMPANY

Overview

We are a leading telehealth solutions provider in Singapore in terms of various matrices, such as the number of patient consultations per day and the ranking of our mobile application. We provide our services on our MaNaDr platform, which is accessible via our mobile application and website. We seek to build a 360-degree holistic healthcare ecosystem supported by a global community of healthcare providers, with the mission to make healthcare simple and seamless, instantaneous, affordable and available to the masses. We serve both the community of users, by offering personalized and reliable medical attention to users worldwide, as well as the community of healthcare providers, by allowing them to have a broader reach to users through virtual clinics without any start-up costs and the ability to connect to a global network of peer-to-peer support groups and partners.

Our MaNaDr platform is a platform designed and created by doctors, for doctors and users. We were founded by a team of doctors with the aim of harnessing the power of IT and with a problem-solving centric approach to address global healthcare concerns and issues such as inequalities and inaccessibility in healthcare, complexities in obtaining correct healthcare in a timely manner, confusion due to the wide range of healthcare products and services available, and the global healthcare burden of obesity and chronic diseases.

Our Mission

To be our users’ trusted companion on their lifelong healthcare journey by providing a seamless healthcare experience from start to finish, which is affordable, accessible and easy to understand to both users and healthcare providers.

Our Business

We have set up one of the smartest integrated all-in-one patient care-centric platforms in the region to deliver affordable care to users. We provide our services on our MaNaDr platform, which is accessible via our mobile application and website. We seek to build a 360-degree holistic healthcare ecosystem supported by a global community of healthcare providers, with the mission to make healthcare simple and seamless, instantaneous, affordable and available to the masses. We serve both the community of users, by offering personalized and reliable medical attention to users worldwide, as well as the community of healthcare providers, by allowing them to have a broader reach to users through virtual clinics without any start-up costs and the ability to connect to a global network of peer-to-peer support groups and partners.

Our MaNaDr platform is a platform designed and created by doctors, for doctors and users. We were founded by a team of doctors with the aim of harnessing the power of IT and with a problem-solving centric approach to address global healthcare concerns and issues such as inequalities and inaccessibility in healthcare, complexities in obtaining correct healthcare in a timely manner, confusion due to the wide range of healthcare products and services available, and the global healthcare burden of obesity and chronic diseases.

The diagram below illustrates how we have developed our business with the aim of addressing each of these global healthcare concerns and issues, and this problem-solving approach is one of our Group’s key unique features and competitive strengths:

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●	Inequalities in healthcare: We have set up integrated all-in-one patient care-centric platforms in the region to deliver affordable care to users. We have managed to offer affordable healthcare through the use of technological tools, as we have incorporated AI, smart logic and algorithms to simplify the entire consultation process, at a price point that does not compromise the quality of care afforded. The simplification of the teleconsultation process has allowed us to offer instantaneous care to our users round-the-clock. The quality of care is further bolstered by the fact that our MaNaDr platform is supported by a trusted network of healthcare professionals both in Singapore and the region, many of whom are part of the personal network and contacts of our doctor-founders, Dr. Siaw Tung Yeng and Dr. Teoh Pui Pui.

●	Inaccessibility in healthcare: To alleviate inaccessibility in healthcare encountered, we have capitalized on the ubiquity of mobile technology and the rise in social platforms to set up MaNaForum, which is a social forum with multimedia capabilities within our MaNaDr mobile application, to empower our users and providers from all around the world to share and transmit information on medical conditions, interact with one another freely and to ask questions at no charge. The MaNaForum is supported by doctors, healthcare professionals and other key players in the healthcare sector such as dieticians and gym instructors. Furthermore, the reach on our MaNaDr platform extends to countries in the APAC region. It has also broadened access to healthcare to many in Singapore and the region, with many users in our ecosystem being able to post questions freely on various topics ranging from the pandemic, health and medical conditions and symptoms, fitness and to preventive care such as weight management.

●	Complexities in obtaining correct healthcare in a timely manner: To break down and simplify the complexities in healthcare faced by users, we seek to provide simplified care. This is achieved by breaking down barriers in time, place, and space with the setting up of one of the smartest 24/7 virtual care ecosystems and support groups to help users navigate the complexities faced in receiving correct and timely care. The platform is centered on providing trusted care to users, with users being automatically routed to the same doctor to ensure continuity of care and comprehensive healthcare, thereby bridging the gap between a teleconsultation and physical consultation process. Users also have ready access to a panel of healthcare professionals across various healthcare disciplines on the platform, which greatly simplifies the delivery of healthcare as users are able to find the right care timely and with ease. As opposed to waiting weeks or months for a physical appointment or a referral to a specialist doctor, we can provide our users with the right care within hours, without them having to leave their homes. The platform enables users to be provided with comprehensive and continuous care from their primary care doctors who act as their gatekeepers and can help them navigate the increasingly complex healthcare system, and yet have access to a pool of specialist doctors in the event they require specialist medical attention.

●	Confusion due to the wide range of healthcare products and services available: With the volume of healthcare products and services available on the market, users often face difficulties in finding the products and services they need, which could result in confusion and adverse outcomes. To address this, we have set up a web store, MaNaShop/MaNaStore, containing curated products and services from reliable suppliers and service providers worldwide, so as to deliver quality trusted products to users at affordable prices. We offer targeted products which meet our quality standards for our users across different genders and age brackets to address their specific healthcare and wellness needs. MaNaShop/MaNaStore utilizes smart logic and algorithms to allow users to navigate through the online store and locate what they require with ease. We have also incorporated a QR code into some of our key products, to allow users to access further information on any associated health or medical conditions that the product seeks to address, as well as access to doctors via consultation with just a scan. There is also a 24/7 customer support service to ensure timely delivery of orders placed and to address any questions that users may pose.

●	Global healthcare burden of obesity and chronic diseases: To alleviate chronic healthcare conditions, we have identified the needs of users and developed a 360-degree healthcare ecosystem offering holistic, continuing and long-term preventive and pre-emptive care centered around such needs. The ecosystem is supported by a community of healthcare providers, patient support groups, healthcare coordinators, pharmaceutical companies and paramedical service providers whom we partner with. We have also incorporated technological tools like AI, smart diaries for patients to monitor their healthcare journey, smart devices, AI Facescan function in our MaNaDr mobile application and care pathway, or clinical care pathway, a set of guidelines that outline recommended steps and timeframes for managing and treating a specific medical condition or procedure to establish a standardized and efficient approach to the delivery of care, as part of the treatment and care regime.

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Our Main Business Activities

Our MaNaDr platform is a 360-degree healthcare ecosystem which connects users and service providers through the range of healthcare services and product offerings that can be accessed through our mobile application and website:

Our MaNaDr platform is a one-stop healthcare ecosystem that delivers an integrated and comprehensive suite of products and services as we recognize the needs of our users, both when they are in need of medical care and when they want to stay healthy. Building upon an integrated technology platform, professional in-house medical team, network of quality clinic service providers, diversified and evolving range of product and service offerings, sophisticated consumer engagement strategies and well-established distribution channels, the healthcare solutions offered on our MaNaDr platform primarily encompasses the following components:

●	MaNaDr Mobile Application: Our MaNaDr mobile application is an avenue for us to provide timely, curated and personalized care to our users. It primarily involves the provision of teleconsultation services via online video consultation, which allows users to chat in real-time with, and send photos or videos to, doctors online, as well as hospital and/or clinic referral and appointment and inpatient arrangement by our in-house medical team and doctors from our network of clinic service providers.

●	MaNaPharma – B2B sales to clinics and other healthcare service providers: We procure pharmaceutical products and medical devices, as well as engage in the wholesale distribution of pharmaceutical products to clinics in Singapore.

●	MaNaShop/MaNaStore – B2C sales of products and services to users: We offer a diversified and evolving range of products to users on the MaNaShop/MaNaStore online e-commerce platform (via both the website and mobile application), including healthcare products (such as medicines, health supplements, skincare, nutrition products and medical devices) and wellness products (such as personal care products and health screening packages).

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●	MaNaCare – Corporate healthcare and wellness services, which is focused on corporate customers: We provide comprehensive corporate healthcare and wellness services, ranging from GP, specialist and allied healthcare panel services to tele-consultation, in-person clinics, on-site health screening, online marketplace and wellness programs.

Collectively, we believe that our holistic ecosystem enhances the utilization efficiency of medical and healthcare resources, while providing a positive user experience.

Corporate History

Our Group’s history began in 2016 when we were founded by Dr. Siaw Tung Yeng and Dr. Teoh Pui Pui along with a group of doctors in Singapore with considerable experience in healthcare, government policy and IT. We launched our MaNaDr mobile application in October 2016 and our website in January 2019. Since September 2023, our MaNaDr mobile application and website have had a global reach with active users from more than 18 various jurisdictions across the world, including Singapore, Vietnam, Malaysia, Australia, India and the Philippines.

Our Company was incorporated in the Cayman Islands on July 28, 2016, under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$50,000 divided into 1,562,500,000 ordinary shares of nominal or par value of US$0.000032 each, comprising of (i) 781,250,000 Class A Ordinary Shares of nominal or par value of US$0.000032 each, and (ii) 781,250,000 Class B Ordinary Shares of nominal or par value of US$0.000032 each.

Corporate Structure

The structure of our Group as at the date of this prospectus:

Key Milestones

The table below sets forth the key development milestones in our Group’s history.

Year	Milestones

2009	Our Group was founded

2016	Launched our MaNaDr mobile application

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2018 to 2019	Our Group first expanded our operations overseas, in Australia followed by Cambodia in year 2019

2019	●	Launched our MaNaDr website
	●	Our Group was awarded the Data Protection Trustmark (DPTM) by the Infocomm Media Development Authority of Singapore (IMDA)

2020	●	Launched our MaNaShop online e-commerce platform to sell a diversified range of curated healthcare and wellness products

	●	Awarded government contracts by the Ministry of Manpower in 2020 for the provision of telehealth solutions to foreign migrant workers and patients under the COVID-19 home recovery program

2021	We launched MaNaCare, to provide comprehensive corporate healthcare and wellness services to our corporate customers

2022	We successfully raised S$13.2 million through our Series A funding, led by ICHAM Master Fund VCC – ICH Gemini Global Fund

2022	We received a Certificate of Appreciation by the Singapore Ministry of Manpower for our services rendered during the COVID-19 pandemic.

2023	●	We were awarded The President’s Certificate of Commendation (COVID-19) for our services rendered during the COVID-19 pandemic.
	●	We received a Certificate of Conformance demonstrating our conformance to the requirements of the Cyber Security Agency of Singapore (CSA) Cyber Security Certification Cyber Essentials mark
	●	Our subsidiary in Vietnam was established.
	●	In April 2023, the launch of AI Facescan marked the beginning of remote monitoring and assessment by utilizing transdermal optical technology.
	●	On November 1, 2023, we launched of MaNaDr’s Tier 1 Clinic Management/Electronic Medical Record System allowed for continuity of care across our network of healthcare service providers.

2024	●	On April 12, 2024, our Company completed its IPO of 2,250,000 Class A Ordinary Shares.
	●	Our subsidiaries in Malaysia and Indonesia were established.
	●	In June 2024, we opened MaNaPharma Boutique Pharmacy, featuring an AI skincare technology to offer personalized skincare solutions. In the same month, we launched MaNaDr’s AI-Powered Health Operating System (OS) and Weight Management Program 2, offering GLP-1 injectables.
	●	On July 19, 2024, we received the 2024 Brands For Good Distinction Award in the category of Technology For Good.
	●	In July 2024, the launch of AI search within MaNaDr ecosystem marked the beginning of delivering personalized and predictive care to our patients.
	●	In October 2024, we appointed Dr. Lun Kwok Chan as Chief Data Analyst, leading the AI-driven data initiatives to enhance care delivery.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Item 6. Directors, Senior Management and Employees—E. Share Ownership.”

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Corporate Information

Our principal executive offices are located at 2 Venture Drive, #07-06/07 Vision Exchange, Singapore 608526. Our telephone number at this address is +65 6222 5223. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at https://manadr.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

PRINCIPAL SHAREHOLDERS

Based solely upon information made available to us, the following table sets forth information as of July 9, 2025 regarding the beneficial ownership of our voting securities by:

●	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 4,072,128 Class A Ordinary Shares and 1,459,438 Class B Ordinary Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws. In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned				% of Aggregate Voting Power
	Class A Ordinary Shares		Class B Ordinary Shares
Directors and Executive Officers(1)	Shares	%	Shares	%
Siaw Tung Yeng(2)	98,454	2.6%	880,750	60.3%	48.6%
Teoh Pui Pui(3)	397,032	10.6%	201,250	13.8%	13.1%
Ho Hin Yip	-	-	-	-	-
Tan Kim Han Raymond	-	-	-	-	-
Gabe Rijpma	-	-	-	-	-
Leong Aik Huat	-	-	-	-	-

All Directors and Executive Officers as a Group	495,486	18.3%	1,082,000	74.1%	61.7%

5% and Greater Principal Shareholders
Siaw Tun Mine	-	-	377,438	25.9%	20.6%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 2 Venture Drive, #07-06/07 Vision Exchange, Singapore 608526.

(2)	The business address of Siaw Tung Yeng is 210 TAGORE AVENUE SINGAPORE 7862225.

(3)	The business address of Teoh Pui Pui is 16B SHELFORD ROAD, #01-13 SINGAPORE 286653.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition, or operating results could be materially adversely affected by these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. The trading price of our securities could decline due to the materialization of any of these risks, and, as a result, you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the 2024 Annual Report filed on Form 20-F on October 29, 2024; any prospectus supplement, and other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus.

Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our Class A Ordinary Shares.

Sales of our Class A Ordinary Shares, warrants, units or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Class A Ordinary Shares. If one or more of our shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Class A Ordinary Shares could be negatively affected.

In addition, the issuance of additional shares of our Class A Ordinary Shares, securities convertible into or exercisable for our Class A Ordinary Shares, other equity-linked securities, including or warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities.

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We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from the offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how such proceeds will be used.

OFFER STATISTICS

We may offer Class A Ordinary Shares, debt securities, warrants to purchase Class A Ordinary Shares, or debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $300,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Information By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

TRANSFER AGENT

Our transfer agent is VStock Transfer, LLC.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;

●	To or through underwriters;

●	Through broker-dealers (acting as agent or principal);

●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	Through a combination of any such methods of sale; or

●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our Class A Ordinary Shares or debt securities, warrants to purchase Class A Ordinary Shares or debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital – Our Memorandum and Articles of Association – Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

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●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

Authorized Share Capital

The following description of the material terms of Mobile-health Network Solutions’ Ordinary Shares includes a summary of specified provisions of the Amended and Restated Memorandum of Association incorporated by reference herein as exhibit 3.1 (the “memorandum”) and the Amended and Restated Articles of Association incorporated by reference herein as exhibit 3.2 (the “articles of association”) (together the “memorandum and articles of association”) of Mobile-health Network Solutions in effect as of the date of this prospectus. Such memorandum and articles of association of Mobile-health Network Solutions are attached as exhibits to this registration statement of which this prospectus is a part and incorporated herein by reference. You are encouraged to read the relevant provisions of the Cayman Islands Companies Act and Mobile-health Network Solutions’ memorandum and articles of association as they relate to the following summary.

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (2025 Revision) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 1,562,500,000 ordinary shares of nominal or par value of US$0.000032 each, comprising of (i) 781,250,000 Class A Ordinary Shares of nominal or par value of US$0.000032 each, (ii) 781,250,000 Class B Ordinary Shares of nominal or par value of US$0.000032 each.

3,745,109 Class A Ordinary Shares of nominal or par value of US$0.000032 each and 1,459,438 Class B Ordinary Shares of nominal or par value of US$0.000032 each have been issued. All of our issued and outstanding shares are fully paid.

Our Memorandum and Articles of Association

Our shareholders have adopted an amended and restated memorandum and articles of association (adopted by special resolution with effect from 28 February 2025 dated 3 February 2025), which we refer to below as our memorandum and articles of association, and this memorandum and articles of association is currently effective and shall remain in effect after the date of the Company’s listing on the Nasdaq Capital Market. The following are summaries of material provisions of the memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

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Objects of Our Company. Under our memorandum and articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B Ordinary Share shall entitle the holder thereof to 10 votes on all matters subject to vote at our general meetings. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares at the option of the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Dividends. The holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our Board or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our Board determines is no longer needed. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one vote and each Class B Ordinary Share shall be entitled to 10 votes on all matters subject to the vote at general meetings of our Company. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our Board. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our Company entitled to vote at the general meeting.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

●	the ordinary shares transferred is free of any lien in favor of the Company; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our Board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board or by special resolution of our shareholders. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our memorandum and articles of association authorize our Board to issue additional Ordinary Shares from time to time as our Board shall determine, to the extent out of available authorized but unissued Ordinary Shares.

Preferred Shares. Our memorandum and articles of association also authorize our Board to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preferred shares without action by our shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained;

●	an act purports to abridge or abolish the individual rights of a shareholder; and

●	those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and the outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our Board, is absent from meetings of our Board for three consecutive meetings and our Board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

During the past three years, we have issued the Class A Ordinary Shares as described below:

As of February 13, 2024, we have issued an aggregate of 62,583 Class A Ordinary Shares of a nominal or par value of US$0.001 each, comprising: (i) 16,649 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to 5 advisors in February 2024 in consideration for services provided to the Company pursuant to various agreements, (ii) 4,439 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to 22 employees pursuant to the provisions of the 2023 Employee Incentive Plan in February 2024, (iii) 170 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued in January 2024 to one investor for a total consideration of S$100,000, (iv) 2,879 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued in September 2023 and October 2023 to four investors for a total consideration of S$1,694,843, (v) a total of 935 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to three investors in July and August 2023 for a total consideration of S$550,000, (vi) 2,225 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to two investors on April 18, 2023 for a total consideration of S$1,250,000 pursuant to share subscription agreements, (vii) 11,631 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to three persons on May 8, 2022 pursuant to the capitalization of a shareholder loan of S$6,500,000, and (viii) 23,655 Class A Ordinary Shares of a nominal or par value of US$0.001 each issued to four investors on May 8, 2022 for a total consideration of S$13,220,000 pursuant to a share subscription agreement, among which 16,104 Class A Ordinary Shares of a nominal or par value of US$0.001 each held by one of the investors were subsequently repurchased by the Company in January 2023 for a consideration of $9,000,000.

We believe that each of the issuances was exempt from registration pursuant to Section 4(a)(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

On February 14, 2024, shareholders’ resolutions were passed to authorize the sub-division of each of the Company’s issued and unissued shares into 250 Ordinary Shares such that the authorized share capital of the Company was changed from US$50,000 divided into 50,000,000 Ordinary Shares of a nominal or par value of US$0.001 each, comprising 25,000,000 Class A Ordinary Shares of a nominal or par value of US$0.001 each, and 25,000,000 Class B Ordinary Shares of a nominal or par value of US$0.001 each to US$50,000 divided into 12,500,000,000 Ordinary Shares of a nominal or par value of US$0.000004 each, comprising 6,250,000,000 Class A Ordinary Shares of a nominal or par value of US$0.000004 each, and 6,250,000,000 Class B Ordinary Shares of a nominal or par value of US$0.000004 each. Accordingly, the issued 62,583 Class A Ordinary Shares of a nominal or par value of US$0.001 each were divided into 15,645,750 Class A Ordinary Shares of a nominal or par value of US$0.000004 each.

On February 19, 2024, the Company completed the sub-division of the issued Class A and Class B Ordinary Shares of a nominal or par value of $0.001 each in the capital of the Company into 250 ordinary shares of a nominal or par value of $0.000004 each. Before the subdivision, the Company’s ordinary shares issued and outstanding was 78,687 Class A Ordinary Shares and 48,313 Class B Ordinary Shares. After the subdivision, the Company’s ordinary shares issued and outstanding was 19,671,750 Class A Ordinary Shares and 12,078,250 Class B Ordinary Shares.

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On April 9, 2024, the Company entered into an underwriting agreement with Network 1 Financial Securities Inc. (the “Underwriter”) who acted as an underwriter of the Company for its initial public offering (“IPO”). The Company agreed to issue warrants to the Underwriter to purchase a number of Class A Ordinary Shares equal to 7.5% of the total number of Class A Ordinary Shares sold in the IPO, including Class A Ordinary Shares issued upon exercise of underwriter’s over-allotment option at an exercise price equal to 140% of the public offering price of the Class A Ordinary Shares sold in the IPO. The warrants were exercisable following the date of commencement of sales of the offering and for a period of five years thereafter, in whole or in part.

On April 12, 2024, the Company completed its initial public offering in which the Company issued and sold an aggregate of 2,587,000 Class A Ordinary Shares of a nominal or par value of US$0.000004 each, which includes 337,500 Class A Ordinary Shares subject to the over-allotment option being exercised by the Underwriter, at a price of $4.00 per Class A Ordinary Shares.

On April 19, 2024, the Underwriter exercised fully its warrants on a cashless basis, pursuant to the underwriting agreement signed on April 12, 2024. The Company issued an aggregate of 154,212 Class A Ordinary Shares of a nominal or par value of US$0.000004 each upon the exercise of warrants. There was no outstanding warrant as of June 30, 2024.

On June 27, 2024, following the Company’s receipt of notice from Nyam Ngian Kwong Denis Christopher that he elected to convert his shares, his 407,750 Class B Ordinary Shares were re-designated to 407,750 Class A Ordinary Shares.

On February 14, 2025, the Company entered into a standby equity purchase agreement with YA II PN, Ltd., a Cayman Islands exempted limited company. As consideration for YA II PN, Ltd.’s subscription commitment, the Company issued 309,661 Class A Ordinary Shares as a commitment fee to YA II PN, Ltd. on March 3, 2025, which is equivalent to 1% of $10,000,000 worth of Ordinary Shares. As at July 14, 2025, the Company has issued 797,827 Class A Ordinary Shares to YA II PN, Ltd..

On February 28, 2025, each of the Company’s issued and unissued shares was consolidated into 8 Ordinary Shares such that the authorized share capital of the Company was changed from US$50,000 divided into 12,500,000,000 Ordinary Shares of a nominal or par value of US$0.000004 each, comprising 6,250,000,000 Class A Ordinary Shares of a nominal or par value of US$0.000004 each, and 6,250,000,000 Class B Ordinary Shares of a nominal or par value of US$0.000004 each to US$50,000 divided into 1,562,500,000 Ordinary Shares of a nominal or par value of US$0.000032 each, comprising 781,250,000 Class A Ordinary Shares of a nominal or par value of US$0.000032 each, and 781,250,000 Class B Ordinary Shares of a nominal or par value of US$0.000032 each. Accordingly, the issued 22,816,212 Class A Ordinary Shares of a nominal or par value of US$0.000004 each were consolidated into approximately 2,852,027 Class A Ordinary Shares of a nominal or par value of US$0.000032 each.

On June 18, 2025, the Company issued 112,423 Class A Ordinary Shares to private investors in accordance with the Securities Purchase Agreement dated May 2, 2025. These shares were not registered under the Securities Act or any state securities laws, and have been issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

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Agreements with Shareholders

In connection with our previous fund raising, we have entered into a series of agreements with our investors since 2016 and in certain instances, some of our early shareholders are also parties to such agreements. These agreements provide for certain investors’ rights, including but not limited to information rights, rights of first refusal, preemptive rights, rights to appoint directors, co-sale rights, drag-along rights and contain provisions governing our board of directors and other corporate governance matters. Most of these agreements, along with such rights accorded to certain shareholders and the corporate governance provisions contained therein, will be terminated on the date of the Company’s listing on the Nasdaq Capital Market, except that we expect four agreements will survive the completion of this offering. The investors of these agreements owned approximately 1.232% of the Company’s issued and outstanding Class A Ordinary Shares, which in total represented approximately 0.3% of the aggregate voting power in the Company as of the date of this prospectus. Below is a summary of key shareholders’ special rights provided by these agreements which will survive the completion of this offering:

Pre-emption rights. The investors have the right to participate in any new issues of securities pro rata to their shareholding percentage, and the right to acquire the Company’s shares which are proposed to be transferred, including the right to acquire any excess shares not accepted by other shareholders of the Company.

Co-sale rights. If any other shareholders sell his or her shares, the investors have the right to sell a pro rata proportion of the number of shares being sold by other shareholders on the same terms and same price.

Drag-along rights. If the holders of not less than two-thirds of the ordinary shares (including certain investors) agree to sell their shares, all remaining shareholders and option holders will be required to sell their shares to the same purchaser at the same price.

Grants of Options

We have granted options to purchase our Class A Ordinary Shares to certain of our employees of the Company and/or any of its subsidiaries, including all directors, advisors and consultants of the Company and its subsidiaries, with effect from March 27, 2023. On August 1 and December 18, 2023, we granted options to our employees to purchase a total of 4,439 Class A Ordinary Shares of a nominal or par value of US$0.001 each. On February 13, 2024, the Company issued 4,439 Class A Ordinary Shares of a nominal or par value of US$0.001 each to the holders of the options, pursuant to the provisions of the Plan. On February 14, 2024, the issued 4,439 Class A Ordinary Shares of a nominal or par value of US$0.001 each were divided into 1,109,750 Class A Ordinary Shares of a nominal or par value of US$0.000004 each. On February 28, 2025, the issued 1,109,750 Class A Ordinary Shares of a nominal or par value of US$0.000004 each under the Plan were consolidated into 138,719 Class A Ordinary Shares of a nominal or par value of US$0.000032 each (subject to rounding up of fractional shares to the nearest whole number). See “Management—2023 Employee Incentive Plan.”

Description of Debt Securities

General. We may issue debt securities which may or may not be converted into Class A Ordinary Shares.. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act of 1939 (“Trust Indenture Act”) and Rule 4a-1 promulgated thereunder.

We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. However, if we are required to register such trust indenture under the Trust Indenture Act, we will pass on the financing under this registration statement.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

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This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms. The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer. We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

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Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of Class A Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Conversion of Debt Securities. A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Description of Warrants

General. We may issue warrants to purchase Class A Ordinary Shares or debt securities or any combination thereof in the form of a units. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms. The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

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●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement. We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer. We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

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Exercise of Warrants. A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Units

We may issue units composed of any combination of our Class A Ordinary Shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Our Memorandum and Articles of Association,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in Singapore, and substantially all of our assets are located in Singapore. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors – Risks Related to Our Class A Ordinary Shares and This Offering – You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.”

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty regarding Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive monetary judgment for a definite sum obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that:

(a) the foreign court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

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(b) the judgment given by the foreign court was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations;

(c) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the foreign court;

(d) recognition or enforcement in the Cayman Islands would not be contrary to public policy; and

(e) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

LEGAL MATTERS

The validity of our Class A Ordinary Shares being offered hereby will be passed upon by Harney Westwood & Riegels Singapore LLP,, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the U.S. federal laws have been passed upon for the Company by Loeb & Loeb LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2024 and the related consolidated statements of operation and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended have been audited by JWF Assurance PAC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2023 related consolidated statements of operation and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended have been audited by Simon & Edward, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at https://manadr.com/. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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MOBILE-HEALTH NETWORK SOLUTIONS

$300,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

[              ], 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 16, 2025

PROSPECTUS

Mobile-health Network Solutions

Up to $300,000,000 of Class A Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “AGP”), pursuant to which we may, from time to time, issue and sell our Class A ordinary shares, par value US$0.000032 per share (“Class A Ordinary Shares”), covered by this prospectus supplement and accompanying prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

An At-the-Market (“ATM”) program will allow us to raise capital by selling Class A Ordinary Shares in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to shareholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors (the “Board”) has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell Class A Ordinary Shares having an aggregate gross sales price of up to $300,000,000 through the Sales Agent.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MNDR.” On July 9, 2025, the last reported sales price of our Class A Ordinary Shares was $1.131 per share.

The aggregate market value of the outstanding Class A Ordinary Shares held by non-affiliates is $3,761,845 based on 4,072,128 outstanding Class A Ordinary Shares, of which 746,005 shares are held by affiliates, and a per share price of $1.131 based on the closing sale price of the Class A Ordinary Shares on July 9, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell Class A Ordinary Shares in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Class A Ordinary Shares covered by this prospectus may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, the Sales Agent may also sell shares of our Class A Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of shares of our Class A Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agent for sales of Class A Ordinary Shares sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of Class A Ordinary Shares sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of Class A Ordinary Shares, in connection with the sale of Class A Ordinary Shares under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-11 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A ORDINARY SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is           , 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on July 16, 2025. Under the shelf registration process, we may offer Class A Ordinary Shares from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $300,000,000 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the Class A Ordinary Shares.

This prospectus supplement describes the specific terms of the Class A Ordinary Shares we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of the Class A Ordinary Shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Class A Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “MNDR,” “Company,” “we,” “us,” or “our” refer to Mobile-health Network Solutions and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

S-1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F.

Business Overview

We are a leading telehealth solutions provider in Singapore in terms of various matrices, such as the number of patient consultations per day and the ranking of our mobile application. We provide our services on our MaNaDr platform, which is accessible via our mobile application and website. We seek to build a 360-degree holistic healthcare ecosystem supported by a global community of healthcare providers, with the mission to make healthcare simple and seamless, instantaneous, affordable and available to the masses. We serve both the community of users, by offering personalized and reliable medical attention to users worldwide, as well as the community of healthcare providers, by allowing them to have a broader reach to users through virtual clinics without any start-up costs and the ability to connect to a global network of peer-to-peer support groups and partners.

Our MaNaDr platform is a platform designed and created by doctors, for doctors and users. We were founded by a team of doctors with the aim of harnessing the power of IT and with a problem-solving centric approach to address global healthcare concerns and issues such as inequalities and inaccessibility in healthcare, complexities in obtaining correct healthcare in a timely manner, confusion due to the wide range of healthcare products and services available, and the global healthcare burden of obesity and chronic diseases.

Corporate Information

Our principal executive offices are located at 2 Venture Drive, #07-06/07 Vision Exchange, Singapore 608526. Our telephone number at this address is +65 6222 5223. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at https://manadr.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications Of Being An Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

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We will remain an emerging growth company until the earliest of  (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications Of Being A Foreign Private Issuer

We are considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares having an aggregate offering price of up to $300,000,000.

Class A Ordinary Shares outstanding after this offering	Up to 269,324,117 Class A Ordinary Share, assuming sales of 265,251,989 Class A Ordinary Shares in this offering at an offering price of $1.131 per share, which was the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on July 9, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At-the-market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for the Class A Ordinary Shares through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” on page S-11 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See the section titled “Use of Proceeds” on page S-11 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Nasdaq Capital Market symbol	“MNDR”

The number of Class A Ordinary Shares to be outstanding after this offering is based on 4,072,128 Class A Ordinary Shares outstanding as of July 9, 2025.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our Company described below and incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended June 30, 2024, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business, Operations, Industry, Legal, and Regulatory Requirements

We may not be able to manage the growth of our business and operations or implement our business strategies on schedule or within our budget, or at all.

Our business has become increasingly complex in terms of both the type and scale of business we operate. Any expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. There can be no assurance that we will be able to effectively manage our growth or implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

As part of our business strategies, we expect to further expand our business to new jurisdictions, which may expose us to additional risks, including, among other things:

●	difficulties with managing operations into new geographical regions, including complying with the various regulatory and legal requirements of different jurisdictions;

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●	different approval or licensing requirements;

●	recruiting sufficient personnel in these new markets;

●	challenges in providing services and products as well as support in these new markets;

●	challenges in attracting business partners and users and remaining competitive;

●	potential adverse tax consequences;

●	foreign exchange losses;

●	limited protection for intellectual property rights;

●	inability to effectively enforce contractual or legal rights; and

●	local political, regulatory and economic instability or civil unrest.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business to these new jurisdictions will be affected, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve or it may be more costly to do so than we anticipate. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not be able to develop our existing technology infrastructure or recoup the investments we have made for such development, and failure to continue to innovate or adapt to industry changes may materially and adversely affect our business, financial condition, results of operations and prospects.

The telehealth solutions industry is characterized by rapidly changing technology, evolving industry standards and regulatory requirements, introduction of new services and products as well as changing user demands. We are also subject to other changes and developments in the telehealth solutions, Internet and healthcare industries and other industries in which we operate. These changes and developments may require us to continue to innovate, and failure to do so would have a material adverse effect on our business, financial condition, results of operations and prospects.

We may need to constantly upgrade our technology infrastructure to provide increased scale, improved performance and additional built-in functionality of our mobile application and website, and to keep pace with our business development, which may require significant investments in time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Failure to improve our technology infrastructure accordingly may materially affect our ability to adopt new services and products, and could result in unanticipated system disruptions, slower response times and impaired quality of our users’ and other participants’ experiences, which may, in turn, materially and adversely affect our business, financial condition, results of operations and prospects.

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While we have been enhancing our technological capabilities and developing a number of technologies to support our ecosystem, if we experience problems with the functionality and effectiveness of our technologies in the course of development, or if we are unable to continually improve our technologies to handle our business needs as expected, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Furthermore, we have invested, and are expected to continually invest, significant amounts in upgrading our technological infrastructure and developing our technologies. We are likely to recognize costs associated with these investments earlier than some of the anticipated benefits and the return on these investments may be lower, or may develop more slowly, than we expected. We may not be able to recover our capital expenditures or investments, in part or in full, or the recovery of these capital expenditures or investments may take longer than expected. As a result, the carrying value of the related assets may be subject to an impairment charge, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to governmental supervision and regulation by various governmental and regulatory authorities in Singapore, including but not limited to, the Ministry of Health, the Health Sciences Authority and the Singapore Medical Council, and in other jurisdictions where we conduct our business operations. Such government authorities, statutory boards, agencies and bodies promulgate and enforce laws and regulations that cover a variety of business activities that our operations relate to, such as the provision of medical services online, retail, sales and online operation of pharmaceutical products and medical devices, and software development, among other things. These regulations in general regulate the entry into, the permitted scope of, as well as approvals, licenses and permits for, the relevant business activities. Due to uncertainties in the regulatory environment of the industries and/or jurisdictions in which we operate, there can be no assurance that we have obtained or applied for all the approvals, permits and licenses required for conducting our business in Singapore or elsewhere, or would be able to maintain our existing approvals, permits and licenses or obtain any new approvals, permits and licenses if required by any future laws or regulations. If we fail to obtain and maintain the necessary approvals, licenses or permits required for our business, we could be subject to liabilities, penalties and operational disruption and our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our platform generates and processes a large amount of personal, transaction, demographic and behavioral data. Sensitive user information in our business operations is stored in third party datacenters. Such information includes, but is not limited to, personal information (such as users’ name, cell phone number, delivery address, age and gender, consultation record, order record and activity log). We have kept all sensitive user information in our database such as order records and consultation records since inception. We face risks inherent in handling large volumes of data and in securing and protecting such data. In particular, we face a number of data-related challenges from consultations, transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by external parties or improper behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the unauthorized release of our user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

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Our terms of service concerning the collection, use and disclosure of user data are posted on our MaNaDr mobile application and website. Any failure, or perceived failure, by us to comply with our privacy policies or any applicable regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental or regulatory authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business model or practices, increase our costs and disrupt our business. As we expand our operations, we may be subject to additional laws in other jurisdictions where our users and business partners of our ecosystem are located. The laws, rules and regulations of other jurisdictions may impose on us more stringent or conflicting requirements with financial penalties for non-compliance higher than those in Singapore, and the compliance with such requirements could require significant resources and result in substantial costs, which may materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to credit risk with respect to trade receivables.

We generally allow a credit period of 30 days to our customers, in particular other clinics that purchase medicine from us. As of June 30, 2024 and 2023, our trade receivables turnover days were 4 days and 7 days, respectively. As of the same dates, trade receivables of approximately US$29,000 and US$30,000, respectively, were past due but not impaired. These mainly relate to a number of customers whom there is no significant financial difficulty for and, based on our past experience, the overdue amounts can be recovered from. Nevertheless, there can be no assurance that all such amounts due to us will be settled on time, or that such amounts will not continue to increase in the future. Accordingly, we face credit risk in collecting trade receivables due from customers. Our performance, liquidity and profitability would be adversely affected if significant amounts due to us are not settled on time or substantial impairment is incurred. The bankruptcy or deterioration of the credit condition of any of these customers could also materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to extensive and evolving regulatory requirements, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects.

Many of our business operations are highly regulated. See “Item 4. Information on the Company — B. Business Overview — Regulations.”  Our business is subject to laws, regulations, licensing and accreditation requirements in Singapore and other countries where we may operate. Such laws, regulations, licensing and accreditation requirements cover many aspects of our business, including, but not limited to:

●	the conduct of our operations;
●	the provision of services;
●	the quality of medical facilities, equipment and services;
●	the purchase and sale of medications and pharmaceutical drugs;
●	the handling and disposal of regulated items and associated environmental regulations for medical facilities;
●	the qualifications of medical and other clinical personnel; and
●	the confidentiality and maintenance of, and security issues associated with, health-related information and medical records.

The qualifications and practicing activities of our medical professionals, nurses and assistants are strictly regulated under the laws and regulations of the jurisdictions in which we may operate, as well as by other applicable codes of professional conduct or ethics. If our medical professionals and nurses fail to comply with their professional licensing requirements, we may be subject to administrative penalties including fines, loss of licenses or restrictions on our medical facility operations, which could materially and adversely affect our business and reputation.

In addition, there are various licensing requirements governing different aspects of our business with which we must comply and which may impose conditions that may restrict our operations. Regulatory authorities may exercise broad discretion in assessing our compliance with licensing requirements, varying licensing requirements or introducing new licensing requirements, and we may incur significant costs and suffer operational restrictions that could be harmful to our business.

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Our pharmaceutical services business is also regulated by various healthcare laws and regulations and we are subject to, among others, licensing and certification requirements, product registration requirements, quality and safety standards and periodic renewal and reassessment procedures. For example, we are required to possess various permits, licenses or certifications to provide our services and products, and the third parties on whom we rely to sell and distribute our products are subject to similar requirements. If we or these third parties are unable to obtain or renew such permits, licenses or certifications in a timely manner, or at all, we and/or such third parties may not be able to provide the relevant services and/or sell or distribute the relevant products in the relevant jurisdiction and our business operations in such jurisdiction may be materially disrupted. As a licensed wholesaler of pharmaceutical products, we are required by the relevant laws and regulations to only supply such products to certain specified persons, such as licensed retail pharmacies, licensed healthcare institutions and qualified healthcare professionals. While we have implemented measures to prevent unauthorized persons from purchasing pharmaceutical products from us (for example, we require persons who wish to open a purchasing account with us to provide us with copies of the relevant licenses to establish that they are registered healthcare professionals and we only deliver to the address of the account holder), there is a risk that unauthorized persons may nevertheless, fraudulently or otherwise, manage to create a purchasing account with us and/or acquire pharmaceutical products from us. In such an event, we may be exposed to civil and criminal liability under the relevant laws and regulations.

Furthermore, the introduction of new services and products may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate permits, licenses or certificates as well as expending additional resources to monitor developments in the relevant regulatory environment. The failure to adequately comply with these future laws and regulations may delay, or possibly prevent, some of our products or services from being offered to users, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes to existing laws, regulations and guidelines, or the introduction of new laws, regulations and guidelines could also have a negative impact on our operations, even if such laws and regulations are not directly applicable to us. Should there be any subsequent modifications, additions or new restrictions to the current compliance standards, we may incur additional costs or administrative burdens in complying with the new or modified standards which may materially and adversely affect our profitability and, consequently, our business, financial condition, results of operations and prospects.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or that are more significant than in our domestic operations. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets and pricing constraints. Our international services and products need to meet country-specific user preferences as well as country-specific legal requirements, including those related to licensing, digital health, privacy, data storage, location, protection and security. Our ability to conduct digital health services internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial and regulatory authorities with broad discretion. Nonetheless, we cannot be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements and customer arrangements.

Our business may also be affected by macroeconomic factors, such as general economic conditions, level and volatility of economic growth, inflation, exchange rates, adverse market sentiment and consumer confidence in the jurisdictions we operate in, trade tensions, social and political unrest, and regulatory, fiscal and other governmental policies, all of which are beyond our control. In particular, we are exposed to the risks of global trade wars and tariffs, which could disrupt the international trade flows and supply chains that are essential for our operations. Trade wars and tariffs could result in higher costs, lower demand, reduced market access, increased uncertainty, and retaliatory measures for products and services in various countries. Moreover, trade wars and tariffs could trigger or exacerbate geopolitical tensions, social unrest, and protectionist policies that could further undermine the stability and predictability of the global economic and regulatory environment. We cannot predict the outcome or duration of these trade conflicts or their impact on our business, financial condition, results of operations and prospects, which could be material and adverse.

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Our international operations increase our exposure to, and require us to devote significant management resources to implement controls and systems to comply with the privacy and data protection laws of non-U.S. jurisdictions and the anti-bribery, anti-corruption and anti-money laundering laws of the U.S. (including the Foreign Corrupt Practices Act of 1977) and the United Kingdom (including the Bribery Act) and similar laws in other jurisdictions. Implementing our compliance policies, internal controls and other systems upon our expansion into new countries and geographies may require the investment of considerable management time and financial and other resources over a number of years before any significant revenues or profits are generated. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or employees, restrictions or outright prohibitions on the conduct of our business and significant brand and reputational harm. We must regularly reassess the size, capability and location of our global infrastructure and make appropriate changes, and must have effective change management processes and internal controls in place to address changes in our business and operations.

Our success depends, in part, on our ability to anticipate these risks and manage these difficulties, and the failure to do so could have a material adverse effect on our business, operating results, financial position, brand, reputation and/or long-term growth. Our international operations require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes and time zones. Our international operations encounter labor laws, customs and employee relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries where we are required to, or choose to, operate with local business partners in the future, this may require us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the Class A Ordinary Shares. See “Use of Proceeds.”

The sale of the Class A Ordinary Shares in this offering and any future sales of the Class A Ordinary Shares may depress our stock price and our ability to raise funds in new stock offerings.

We may issue Class A Ordinary Shares from time to time in connection with this offering. This issuance from time to time of these new Class A Ordinary Shares, or our ability to issue these Class A Ordinary Shares in this offering, could result in resales of the Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, sales of the Class A Ordinary Shares on the public market following this offering could lower the market price of the Class A Ordinary Shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of Class A Ordinary Shares would have on the market price of the Class A Ordinary Shares.

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We plan to sell shares of the Class A Ordinary Shares in “at-the-market offerings” and investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Investors who purchase Class A Ordinary Shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, price, and number of shares sold in this offering. Investors may experience a decline in the value of their Class A Ordinary Shares. The trading price of the Class A Ordinary Shares has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of the Class A Ordinary Shares, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of Class A Ordinary Shares that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time during the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for the Class A Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of the Class A Ordinary Shares.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of the Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Class A Ordinary Shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of the Class A Ordinary Shares.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from such predictions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made or on management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to $300,000,000 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of Class A Ordinary Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of the Class A Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with AGP under which we may from time to time issue and sell Class A Ordinary Shares, having a maximum aggregate offering price of up to $300,000,000, to or through AGP, acting as our sales agent or principal. The sales of Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for the Class A Ordinary Shares or to or through a market maker. If we and AGP agree on any method of distribution other than sales of Class A Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

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Each time that we wish to issue and sell Class A Ordinary Shares under the Sales Agreement, we will provide AGP with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, AGP, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or AGP may suspend the offering of Class A Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Class A Ordinary Shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and AGP may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Class A Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to AGP. AGP may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by AGP, and AGP may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay AGP commissions for its services in acting as our sales agent in the sale of Class A Ordinary Shares pursuant to the Sales Agreement. AGP will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse AGP for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $40,000 and up to an additional $20,000 per fiscal year for maintenance.

Assuming the sale of the maximum amount of the Class A Ordinary Shares permitted by regulation to be sold pursuant to the registration statement to which this prospectus supplement relates, we estimate that the total expenses for this offering, excluding compensation payable to AGP and certain expenses reimbursable to AGP under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Regulation M

In connection with the sale of Class A Ordinary Shares on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of AGP will be deemed to be underwriting commissions or discounts.

AGP will not engage in any market making activities involving the Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, AGP will not engage in any transactions that stabilize the Class A Ordinary Shares.

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Indemnification

We have agreed to indemnify AGP against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and to contribute to payments that AGP may be required to make in respect of such liabilities.

Listing

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MNDR.”

Other Relationships

AGP and/or its affiliates may in the future engage, in transactions with, and may from time to time perform investment banking and advisory services for us in the ordinary course of their business and for which it will receive customary fees and expenses. In addition, in the ordinary course of its business activities, AGP and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of our Class A Ordinary Shares being offered hereby will be passed upon by Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands laws. Certain legal matters in connection with the U.S. federal laws have been passed upon for the Company by Loeb & Loeb LLP, New York, New York. The Sales Agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2024 and the related consolidated statements of operation and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended have been audited by JWF Assurance PAC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2023 related consolidated statements of operation and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended have been audited by Simon & Edward, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is https://manadr.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

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This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about the Sales Agreement are summaries and each statement is qualified in all respects by reference to the Sales Agreement to which it refers. You should refer to the actual Sales Agreement for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report (Amendment) on Form 20-F/A for the year ended June 30, 2024 (the “2024 Annual Report”), filed with the SEC on October 29, 2024;

●	Our Current Reports on Form 6-K furnished to the SEC on December 26, 2024, January 17, 2025, February 4, 2025, February 19, 2025, March 6, 2025, March 26, 2025, May 5, 2025, June 6, 2025, and June 6, 2025, June 16, 2025 (the June 13, 2025 Form 6-K is referred to as the “2024 Interim Results”); and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A12B filed with the SEC on March 25, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in this prospectus supplement) by contacting us as follows:

Mobile-health Network Solutions

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

Siaw Tung Yeng, Co-Chief Executive Officer and Director

Telephone: +65 6222 5223

Email: drsiaw@manadr.com

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Up to $300,000,000 of Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

__________, 2025

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, to the fullest extent permissible under Cayman Islands law every director, secretary, assistant secretary or other officer for the time being and from time to time of the Company(but not including our company’s auditors) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions (including as a result of any mistake of judgment) as a director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses (including reasonable attorneys’ fees), losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have agreed to indemnify our directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Description of document
1.1**	Sales Agreement, dated July 15, 2025, by and between the Company and A.G.P./Alliance Global Partners
3.1**	Amended and Restated Memorandum and Articles of Association of the Company
4.1	Specimen Certificate for Class A Ordinary Shares (Incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form F-1 (Amendment No. 1) (File No. 333-286026), filed on March 28, 2025)
4.2*	Specimen Warrant Certificate, if any
4.33*	Form of Warrant Agreement, if any
4.44*	Form of Debt Security, if any
4.55*	Form of Unit Agreement and Specimen Unit Certificate, if any
5.1**	Opinion of Harney Westwood & Riegels Singapore LLP
23.1**	Consent of JWF Assurance PAC
23.2**	Consent of Simon & Edward, LLP
23.3**	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in signature page to the initial filing of this registration statement)
107**	Filing Fee Table

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on the 16th day of July, 2025.

Mobile-health Network Solutions

By:	/s/ Siaw Tung Yeng
Name:	Siaw Tung Yeng
Title:	Co-Chief Executive Officer and Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Siaw Tung Yeng as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siaw Tung Yeng	Co-Chief Executive Officer and Director	July 16, 2025
Name: Siaw Tung Yeng	(principal executive officer)

/s/ Teoh Pui Pui	Co-Chief Executive Officer/Chief Operating Officer/Chairwoman of the Board/Director	July 16, 2025
Name: Teoh Pui Pui	(principal executive officer)

/s/ Leong Aik Huat	Chief Financial Officer	July 16, 2025
Name: Leong Aik Huat	(principal financial and principal accounting officer)

/s/ Ho Hin Yip	Independent Director	July 16, 2025
Name: Ho Hin Yip

/s/ Tan Kim Han Raymond	Independent Director	July 16, 2025
Name: Tan Kim Han Raymond

/s/ Gabe Rijpma	Independent Director	July 16, 2025
Name: Gabe Rijpma

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mobile-health Network Solutions, has signed this registration statement in the City of New York, State of New York, United States, on July 16, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.

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